Exhibit 99.1

Montage Receives Notice of Non-Compliance from NASDAQ

SHANGHAI, China, April 22, 2014 – Montage Technology Group Limited (Nasdaq: MONT) (“Montage Technology” or “Montage” or the “Company”), a global fabless provider of analog and mixed-signal semiconductor solutions addressing the home entertainment and cloud computing markets, today announced that on April 16, 2014, the Company received a letter (the “Letter”) from the NASDAQ Stock Market LLC (“NASDAQ”) indicating that it was not in compliance with the continued listing requirements under NASDAQ Listing Rule 5250(c)(1) as a result of the Company’s inability to file its annual report on Form 10-K for the year ended December 31, 2013 with the Securities and Exchange Commission.

The Company disclosed in its Form 12b-25 Notification of Late Filing, filed on March 31, 2014, that its Form 10-K for the year ended December 31, 2013 cannot be finalized until the completion of the audit committee’s review of allegations contained in reports issued by Gravity Research and the completion of the audit of the Company’s financial statements for the year ended December 31, 2013.

Pursuant to NASDAQ Listing Rule 5101, NASDAQ has elected to exercise its discretionary authority to expedite the review process and has requested that the Company, if it chooses to do so, submit a plan to regain compliance with NASDAQ’s requirements for continued listing no later than June 2, 2014. If NASDAQ accepts the plan, the Company will be granted an exception until September 29, 2014 to regain compliance. If the Company does not submit a plan of compliance, or if the plan is not accepted by NASDAQ, the Company may be subject to delisting procedures as set forth in the NASDAQ Listing Rules.

The Company plans to provide NASDAQ with a plan by June 2, 2014 to show that it will be able to return to compliance with the NASDAQ Listing Rules by filing its Form 10-K.

About Montage Technology

Montage Technology is a global fabless provider of analog and mixed-signal semiconductor solutions currently addressing the home entertainment and cloud computing markets. In the home entertainment market, Montage’s technology platform enables the Company to design highly integrated end-to-end solutions with customized software for set-top boxes. These solutions optimize signal processing performance under demanding operating conditions typically found in emerging marketing environments. In the cloud computing market, Montage offers high performance, low power memory interface solutions that enable memory intensive server applications. Its technology platform approach allows Montage to provide integrated solutions that meet the expanding needs of customers through continuous innovation, efficient design and rapid product development. For more information regarding Montage please visit the Company’s website at www.montage-tech.com.

Forward Looking Statements

This press release contains “forward-looking” statements about the Company’s plans, expectations and beliefs, including regarding the timing and anticipated filing of the Company’s 10-K, the timing and completion of and determinations with respect to the Company’s audit and the audit committee’s review and anticipated financial results. Forward-looking statements can be identified by terminology such as “will”, “should”, “expects”, “anticipates”, “future”, “intends”, “plans”, “projects”, “predicts”, “believes”, “estimates”, “forecasts”, “may” and similar statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may differ materially from actual results due to a variety of factors, including if the audit committee, its advisors, or the Company’s independent auditors require additional time or procedures prior to completion of the Annual Report, or if the Company determines it requires additional time to complete and review the Annual Report on Form 10-K in light of any determinations from the ongoing review or otherwise, if NASDAQ does not accept the plan, or other factors described under the caption “Risk Factors” in our most recent quarterly report on Form 10-Q and other filings with the U.S. Securities and Exchange Commission. We undertake no obligation to update these statements as a result of new information or future events, except as may be required by law.

Company Contact:

Montage Technology

Mark Voll, CFO

P: 408-982-2780 or 86-21-6128-5678 x8618

E: ir@montage-tech.com

Investor Relations Contact:

Shelton Group

Leanne Sievers, EVP

P: 949-224-3874

E: lsievers@sheltongroup.com

Matt Kreps, Managing Director

P: 972-239-5119 ext. 125

E: mkreps@sheltongroup.com